UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2019

Date of Report

(Date of earliest event reported)

FOREVERGREEN WORLDWIDE CORPORATION (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	000-26973 (Commission File Number)	87-062170 (IRS Employer Identification No.)
632 NORTH 2000 WEST, SUITE 101, LINDON, UTAH (Address of principal executive offices)		84042 (Zip code)

Registrant’s telephone number, including area code:  (801) 655-5500

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12-b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of ForeverGreen Worldwide Corporation (the “Company”) has accepted the resignation of Blake C. Cloward from the offices of Treasurer and Principal Financial Officer, effective April 12, 2019.  Mr. Cloward resigned from his positions for personal reasons, but will continue as an employee of the Company’s Accounting Department.  Mr. Cloward has not expressed any disagreement with the Company on any matter relating to the Company’s policies or practices.

The Company’s Board of Directors filled the offices of Treasurer and Principal Financial Officer on April 12, 2019 when Dennis K. Foster was hired as Treasurer and Chief Financial Officer of ForeverGreen Worldwide Corporation.  He will also serve as the Controller of ForeverGreen International LLC, the Company’s wholly-owned subsidiary.  Mr. Foster will receive an annual salary of $110,000 per year and 75% of his benefits will be covered by the Company.

Mr. Foster is 68 years old and from January 2010 through November 2017 he served as a Director and Finance/Accounting Manager for PCE Health and Fitness, Inc., located in Salt Lake City, Utah.  From January 2018 through April 2018, he served as temporary CFO for Sack Lunch Productions, preparing their financial reports.  From July 2017 through November 2017, he served as CFO/Controller of Disability Planners, LLC, located in Salt Lake City, Utah, supervising the accounting for that company and preparing monthly financial statements.

As a result of this untimely resignation and replacement of our principle financial officer, the Company was unable to file our Form 10-K for the year ended December 31, 2018 within the prescribed time period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2019	By: /s/ Joseph Jensen Joseph Jensen Principal Executive Officer

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